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                      [Patrusky, Mintz & Semel letterhead]
                         CERTIFIED PUBLIC ACCOUNTANTS
                              22 CORTLANDT STREET
                             NEW YORK, N.Y. 10007


                                                             (212) 732-2600
                                                              TELEX 6971510
                                                         TELEFAX (212) 374-1967





                      CONSENT OF INDEPENDENT ACCOUNTANTS







     We hereby consent to the incorporation in the Proxy Statement Schedule 14A Information of Uniflex, Inc., of our report dated March 24, 1998




/s/ Patrusky, Mintz & Semel
--------------------------

Patrusy, Mintz & Semel
March 31, 1999